UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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BLUE DOLPHIN ENERGY COMPANY
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BLUE DOLPHIN ENERGY COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders of Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin” or the “Company”), will be held on Thursday, May 27, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office located at 801 Travis Street, Suite 2100, Houston, Texas (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to consider and vote upon proposals to:

(1) Elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

(2) Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

(3) Approve a Certificate of Amendment (the “Amendment”) to Blue Dolphin’s Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split of Blue Dolphin’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”) at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of Blue Dolphin’s Board of Directors (the “Board”) at any time prior to September 1, 2010;

(4) Approve the issuance of 4,600,000 shares of Common Stock (the “SPA Shares”), pursuant to a definitive Stock Purchase Agreement by and between Blue Dolphin and an investor named therein for the private placement of, in the aggregate, 6,900,000 shares of Common Stock (the “SPA”); and

(5) Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Additional information regarding the Annual Meeting is set forth in the accompanying proxy statement. Our Board has specified the close of business on April 26, 2010, as the record date (“Record Date”) for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement and accompanying notice and proxy form are first being mailed to stockholders on or about May   , 2010. Blue Dolphin’s Annual Report on Form 10-K for the period ended December 31, 2009 (“Annual Report”) is being mailed with this proxy statement.

Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares at your earliest convenience in order to ensure that your shares will be represented at the Annual Meeting. If you have Internet access, we encourage you to record your vote via the Internet. To vote, you can either cast your ballot via the Internet or return the signed and dated proxy form in the enclosed envelope. If you hold your shares through a bank, broker or other nominee, you should contact them to determine the full breadth of options that exist for you to cast your vote.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder’s Meeting
To Be Held on May 27, 2010

Our Annual Report, Proxy Statement and Proxy Form Are Available Online at
www.shareholdervote.info/

You may obtain directions on how to attend the Annual Meeting and vote in person by contacting us at:

Blue Dolphin Energy Company
Attention: Investor Relations
801 Travis Street, Suite 2100
Houston, Texas 77002
(713) 568-4725

By Order of the Board

/s/  IVAR SIEM
IVAR SIEM
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

May   , 2010
Houston, Texas

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BLUE DOLPHIN ENERGY COMPANY

PROXY STATEMENT

PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin in connection with the solicitation of proxies by the Board for use at the Annual Meeting and any adjournment or postponement thereof.

Date, Time and Place

The Annual Meeting will be held on Thursday, May 27, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.

Purpose

At the Annual Meeting, stockholders will be asked to consider and vote upon proposals to: (1) elect seven directors, (2) ratify UHY as the Company’s independent registered public accounting firm, (3) approve the Amendment to the Company’s Certificate to effect a reverse stock split of the Common Stock, (4) approve the issuance of the SPA Shares pursuant to the SPA and (5) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business April 26, 2010 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002. On the Record Date, there were 11,928,251 shares of Common Stock issued and outstanding. Stockholders are entitled to one vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Quorum

The holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

In 2009, the Securities and Exchange Commission (the “SEC”) approved a New York Stock Exchange (NYSE) proposed amendment to NYSE Rule 452 modifying the election of directors from a “routine matter” to a “non-routine matter.” The change, in effect, prohibits brokers from exercising discretionary voting in all director elections. Discretionary voting is a practice in which brokers cast votes for routine matters, in the broker’s discretion, on behalf of “street name” or beneficial shareholders that do not return their proxy form to the broker within ten (10) days prior to the stockholder’s meeting. For purposes of the Annual Meeting, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present.

Votes Required for Approval

For proposals to be approved, Blue Dolphin’s by-laws, as amended and restated (“By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, either in person or by proxy. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) — Election of Directors: The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” any one or all of the nominees, or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors;

Proposal (2) — Ratification of Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent registered public accountants for the year ending December 31, 2010. For the ratification of UHY to serve as our independent registered public accounting firm for the year ending December 31, 2010, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the ratification of our independent registered public accountants for the year ending December 31, 2010;

Proposal (3) — Filing of Amendment to Certificate for Reverse Stock Split: The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposal to amend our Certificate. For the adoption of the Amendment to our Certificate, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the ratification of the Amendment to our Certificate; and

Proposal (4) — Approval of Issuance of the SPA Shares: The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the issuance of the SPA Shares. For the approval of the issuance of the SPA Shares, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the issuance of the SPA Shares.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1) through (4).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

•	providing written notice of revocation;

•	submitting a proxy of a later date; or

•	voting in person at the Annual Meeting.

A written notice of revocation should be sent to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Submission of a proxy of a later date can be sent to Blue Dolphin, through the Internet or by telephone, if applicable.

Adjournments and Postponements

Although it is not expected, holders of a majority of Common Stock, represented in person or by proxy, although representing less than a quorum, may adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies. If announced at the Annual Meeting, Blue Dolphin’s by-laws, as amended and restated, permit an adjournment, without notice being given to the stockholders, if: (i) the adjournment is not more than thirty (30) days from the date of the Annual Meeting or (ii) no new record date is fixed for such adjourned meeting. Blue Dolphin stockholders already having sent in their proxies could revoke such proxies at any time prior to their use at the adjournment or postponement.

Who Can Answer Your Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs), which are attached to this proxy statement as Annex A. If you have any additional questions, please contact Blue Dolphin at (713) 568-4725.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but may also be solicited in person, by telephone or other electronic means by directors, officers and other employees of the Company in the ordinary course of business for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

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PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of its members, with the exception of Ivar Siem, is independent under applicable National Association of Securities Dealers Automated Quotations (“NASDAQ”) and SEC rules related to corporate governance. The independent members of the Board have nominated Mr. Siem, as well as Dr. Laurence N. Benz, John N. Goodpasture, Harris A. Kaffie and Erik Ostbye (each a “Director Nominee”), to serve as directors until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal.

Pursuant to conditions as part of the SPA transaction, the independent members of the Board have also nominated Joseph V. Donahue and Geoffrey B. Sando (also each a “Director Nominee”) to serve as directors until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal. The Board has affirmatively determined that Messrs. Donahue and Sando are independent under applicable NASDAQ and SEC rules. There is no other arrangement or understanding to which Messrs. Donahue and Sando were nominated to the Board.

Dr. Benz and Messrs. Goodpasture, Kaffie, Ostbye and Siem have previously been elected by the stockholders. Each Director Nominee has consented to being nominated and has expressed his intention to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.

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The following sets forth, as of April 26, 2010, each Director Nominee’s name, all positions held with the Company, principal occupation, age and year in which the Director Nominee first became a director of the Company.

Name, Age and Principal Occupation	Director Since

Ivar Siem, 63, Chairman of the Board and Chief Executive Officer. Mr. Siem has served as Chairman of the Board of the Company since 1989 and was appointed as Chief Executive Officer in 2004. Since 2000, he has also served as Chairman of the Board and Chief Executive Officer of Drillmar Energy Inc., a subsidiary of which filed for Chapter 11 bankruptcy reorganization in November 2009. From 1995 to 2000, he served as Chairman and director and interim President of DI Industries, which later became Grey Wolf, Inc. From 1996 to 1997, Mr. Siem also served as Chief Executive Officer of Seateam Technology ASA. From 1981 to 1995, Mr. Siem was an international consultant to companies in the energy, technology and finance industries. From 1974 to 1981, Mr. Siem held a variety of progressively responsible management positions within the Fred. Olsen group of companies, including President of Dolphin International, Inc. until it was sold in 1981. Mr. Siem began his career as a petroleum engineer for Amoco Corporation. He currently serves or has previously served on the Boards of Directors of several public and privately-held companies, including Avenir ASA, The Classical Theatre, Frupor SA, TI A/S, Siem Industries, Inc. and two of its affiliates. Mr. Siem holds a Bachelor of Science in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University. As a result of these and other professional experiences, Mr. Siem possesses particular knowledge and experience in engineering, strategic planning, operations and general management that strengthen the Board’s collective qualifications, skills and experience.	1989
Laurence N. Benz, 47, Director. Dr. Benz was elected as a director of the Company in 2004. He is currently the President/Chief Executive Officer of PT Development LLC, a private equity firm with operating holdings in various health care related companies. From 1987 to 2007, he served as the President of Kentucky Orthopedic Rehabilitation LLC, which he founded. From 1984 through 1989, he served as a Captain in the Army Medical Specialists Corps of the United States Army. Dr. Benz is the founder and organizer of multiple private companies representing healthcare, banking, telecommunications, real estate and consulting services. He also serves on the Board for multiple private companies. Dr. Benz received a Bachelor of Science in Biology from Bowling Green State University, a Masters in Physical Therapy from Baylor University, a Masters in Business Administration from Ohio State University and a Doctorate in Physical Therapy from MGH Institute of Health Professionals in Boston, Massachusetts. As a result of these and other professional experiences, Dr. Benz possesses particular knowledge and experience in accounting, capital structure, finance and strategic and tactical planning that strengthen the Board’s collective qualifications, skills and experience.	2004
Joseph V. Donahue, 63, Nominee. Mr. Donahue was nominated to serve as a director of the Company in April 2010. Since 1993, he has served as a private investor and advisor to numerous U.S., Asian and Latin American private and public companies through Donahue & Associates, a firm he founded. From 1981 to 1993, Mr. Donahue managed mergers and acquisitions at Sterling & Company, Inc. In this capacity, he completed numerous transactions with public and private companies and was responsible for initiating the first private buyout of a major publicly-traded life insurance company. Prior to 1981, he obtained a California real estate license and sold small businesses in Orange and San Diego counties. Mr. Donahue serves on the Board of ASM Overseas Corporation, headquartered in Beijing, China, and is a director and advisor to PanAm Development Corporation located in Panama. Mr. Donahue earned a Bachelor of Arts in European History from the University of California. As a result of these and other professional experiences, Mr. Donahue possesses particular knowledge and experience in capital structure and mergers and acquisitions that strengthen the Board’s collective qualifications, skills and experience. Further, he shares his insights as to international business based on his associations in Asia and Panama.	Nominated in 2010

Name, Age and Principal Occupation	Director Since

John N. Goodpasture, 61, Director. Mr. Goodpasture was appointed as a director of the Company in 2006. From 2001 to 2009, he served as Vice President of Corporate Development for Texas Eastern Products Pipeline Company, L.L.C., the general partner of TEPPCO Partners, L.P. In this capacity, Mr. Goodpasture directed the acquisition and divestiture activities for the partnership, and also had primary commercial responsibility for the midstream business segment. From 1999 to 2001, he was Vice President of Business Development for Enron Transportation Services. From 1980 to 1999, Mr. Goodpasture held various executive-level positions with Seagull Energy Corporation, including President of Seagull Pipeline & Marketing Company. Previously he held a variety of management positions at Union Carbide Corporation, where he began his career in 1970. Mr. Goodpasture also serves on the Board of End Hunger Network of Houston. He earned a Bachelor of Science in Mechanical Engineering from Texas Tech University in Lubbock, Texas. As a result of these and other professional experiences, Mr. Goodpasture possesses particular knowledge and experience in the oil and gas industry in business development, capital structure and mergers and acquisitions that strengthen the Board’s collective qualifications, skills and experience.	2006
Harris A. Kaffie, 59, Director. Mr. Kaffie has served as a director of the Company since 1989. Mr. Kaffie is a private investor with diverse investments and business activities across such areas as energy, finance, venture capital, real estate development, farming, ranching and minerals. Since 1994, he has been associated with Kaffie Brothers, a real estate, farming and ranching company, where he serves as a partner. He also serves on the Board of several privately held companies. Mr. Kaffie received a Bachelor of Business Administration from Southern Methodist University in 1972. As a result of these and other professional experiences, Mr. Kaffie possesses particular knowledge and experience in capital structure, business development and strategic planning that strengthen the Board’s collective qualifications, skills and experience.	1989
Erik Ostbye, 58, Director. Mr. Ostbye was elected as a director of the Company in 2006. Since 1983, Mr. Ostbye has been associated with the Arne Blystad Group of companies. Since 2007, he has served as President of Chianti Asset Management LLC, from 2003 to 2007 he was Vice President of Finance of Sokana Chartering, from 1988 to 2003 he served as Vice President of Finance of Blystad Shipping (USA) Inc. and from 1983 to 1988 he was Financial Manager of Arne Blystad AS. Following the sale of the Blystad tanker operation to Eitzen Chemical USA in 2006, Mr. Ostbye has continued his work for the Blystad Group of companies as a U.S. representative. Mr. Ostbye also serves on the Board of several privately held companies. He holds a Sivilokonom/MBA from the Norwegian School of Management (BI). As a result of these and other professional experiences, Mr. Ostbye possesses particular knowledge and experience in accounting, capital structure and finance that strengthen the Board’s collective qualifications, skills and experience.	2006
Geoffrey B. Sando, 50, Nominee. Mr. Sando was nominated to serve as a director of the Company in April 2010. Since 2001 (with the exception of short absence), he has served as President of Sando Investment Corporation, which invests in and manages a diverse portfolio of companies, and Sando & Associates, which manages taxes for clients, firms which Mr. Sando founded. He is also founder and managing director of Solutions Capital, LLC, an investment management company that makes direct investments in both private and public operating companies and real estate. From 2003 to 2004, Mr. Sando was Chief Financial Officer of Aurora Modular Industries, Inc. From 2000 to 2001, Mr. Sando held the position of Controller at Pacifiq Systems, LLC. From 1999 to 2000, he concurrently served as President of Polaris Capital Enterprises, Inc. and 24-7 Aviation.com, Inc. From 1994 to 1999, he was a manager at Conrad & Associates, L.L.P. From 1989 to 1994, he held the position of Chief Financial Officer at Airmotive, Inc. From 1987 to1989, he was a senior accountant at Henley & Eakin, CPAs. Mr. Sando began his career in 1984 as a senior accountant at Conrad & Associates, CPAs, where he worked until 1987. Mr. Sando, who is a Certified Public Accountant in California, received his Bachelor of Arts in Business Administration with a concentration in accounting from California State University at Fullerton. As a result of these and other professional experiences, Mr. Ostbye possesses particular knowledge and experience in accounting, capital structure, finance and taxes that strengthen the Board’s collective qualifications, skills and experience.	Nominated in 2010

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

Executive Officers

The following sets forth the age and background of each executive officer and the year in which the executive officer first joined the Company:

Name, Age and Principal Occupation	Joined Company

Thomas W. Heath, 47, President, Secretary and Assistant Treasurer. Mr. Heath was appointed as President and Secretary of the Company in 2009, having previously served as Executive Vice President since 2007. From 2004 to 2007 he served as a Vice President of Union Bank of California, N.A., an affiliate of Bank of Tokyo-Mitsubishi UFJ, Ltd., where he developed and implemented an energy derivatives desk supporting Energy Capital Services. From 1988 to 2004 Mr. Heath held a variety of management and executive level positions with the evolving marketing units of Acadian Gas Pipeline System, Shell Trading Gas & Power (formerly Coral Energy, L.P.), Sempra Energy Trading Corp. and Tejas Gas Corporation. Mr. Heath began his career in 1983 with Columbia Gulf Transmission Company where he served in various operational and commercial positions until 1988. He is an alumnus of the University of Houston.	2007
T. Scott Howard, 38, Treasurer and Assistant Secretary. Mr. Howard was appointed as Treasurer of the Company in 2009 and Assistant Secretary of the Company in April 2008. He joined the Company as Accounting Manager in 2006. From 1996 to 2006 he held a variety of management level positions: Audit Manager with DRDA, P.C., an independent public accounting firm in Houston, Texas from 2002 to 2006, Trust Officer with Frost National Bank in Houston, Texas from 2000 to 2002 and Controller for Hall’s Insurance Agency, Inc. in Dickinson, Texas from 1996 to 2000. He began his career as a Staff Accountant for Griffin, Iles, Masel & Duval, LLP, a public accounting firm, where he was employed from 1994 to 1996. Mr. Howard, who is a Certified Public Accountant in Texas, received his Bachelor of Business Administration in Accounting from St. Edward’s University.	2006

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for 2010, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:

•	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•	the firm’s leadership, management structure and client and employee retention;

•	the firm’s financial strength and performance; and

•	the appropriateness of fees charged.

UHY has been engaged as our independent registered public accounting firm since 2002. Through December 31, 2009, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leases auditing staff who are full-time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full-time employees and therefore, few, if any of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. UHY representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of

UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(3) APPROVAL OF AN AMENDMENT TO THE CERTIFICATE FOR A REVERSE STOCK SPLIT

This discussion is qualified in its entirety by reference to the Amendment, which is attached to this proxy statement as Annex B, incorporated herein by reference. You should read the entire Amendment carefully as it is the document that governs the contemplated reverse stock split.

Reason for the Amendment

The primary purpose of the Amendment to the Certificate is to effect a reverse stock split to increase Blue Dolphin’s stock price sufficiently above NASDAQ’s $1.00 minimum bid price requirement for continued listing of our Common Stock (the “Listing Requirement”). On March 16, 2010, we were notified by NASDAQ that our Common Stock is subject to delisting as a result of our failure to comply with the Listing Requirement. We were granted a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the delisting determination. The hearing is scheduled for May 5, 2010. Our Common Stock will continue to be listed and traded on the NASDAQ Capital Market until the Panel renders a written decision on the matter. NASDAQ typically reviews reverse stock splits as an acceptable method to regain compliance. However, there can be no assurance that we will be successful in our effort to regain compliance with the Listing Requirement and maintain our listing on NASDAQ.

The Reverse Stock Split

The Board has adopted, subject to stockholder approval: (i) the implementation of a reverse stock split of our Common Stock at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of the Board, at any time prior to September 1, 2010, and (ii) filing of the Amendment to the Certificate once the final ratio has been determined by the Board. No fractional shares will be issued in connection with the reverse stock split. Each holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock will, in lieu of such fractional share, be paid in cash at fair market value. No interest will accrue on the cash consideration payable pursuant to the terms of the reverse stock split. The Board elected not to alter the number of authorized shares or change the par value of the Common Stock, such number of authorized shares remaining at 100,000,000 shares and such par value remaining a $0.01 per share.

The Board’s selection of the specific reverse stock split ratio will be based primarily on the price level of the Company’s Common Stock immediately prior to the reverse stock split and the expected stability of the price level of he Common Stock going forward. We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that they believe is likely to increase the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock.

We believe that granting the Board the authority to set the ratio for the reverse stock split is essential because it provides the Board with the maximum flexibility to react to changing market conditions, thereby acting in the best interests of the Company and our stockholders. If the Board implements the reverse stock split, the Company will make a public announcement regarding the determination of the exact reverse stock split ratio.

Reverse Stock Split Effective Date

If the proposal is approved, the Company will file the Amendment to the Certificate with the Secretary of the State of Delaware (“Delaware”), without any action on the part of our stockholders and without regard to the date or dates old stock certificates are physically surrendered for new stock certificates. The Amendment to the Certificate will be effective when it has been accepted by Delaware (the “Effective Date”). It is expected that, if the proposal is approved, the Amendment will be filed as promptly as practicable following the Annual Meeting; however, the exact timing of filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. We expect to be in compliance with all NASDAQ listing rules on the Effective Date of the Amendment since the reverse stock split will be effective on the Effective Date of the Amendment. A stockholder vote against the proposed Amendment to the Certificate will have the effect of preventing the reverse stock split, resulting in the eventual delisting of our Common Stock from the NASDAQ Capital Market.

Effects of the Reverse Stock Split

Total Shares Outstanding.  The effect of the reverse stock split will be to reduce the total number of Common Stock outstanding. As a result, each common stockholder will own fewer shares of Common Stock. The percentage ownership interest or proportionate voting power of each common stockholder will remain the same, except for minor differences resulting from the repurchase of fractional shares. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after the reverse stock split.

The reverse stock split may increase the number of stockholders who own “odd lots,” or a number of shares that is less than 100 shares. Such stockholders may find it difficult to sell such shares and, in connection with any sale, may have to pay higher commissions and other transaction costs as compared to a sale involving a “round lot,” or a number that is in even multiples of 100.

Number and Exercise Price of Employee and Director Equity Awards.  The reverse stock split will impact the number of shares of Common Stock available for issuance under the Company’s stock incentive plan in proportion to the reverse stock split ratio. Under the terms of the Company’s outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise, settlement or vesting of such awards in proportion to the exchange ratio of the reverse stock split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options or similar awards. The aggregate number of shares authorized for future issuance under the Company’s stock incentive plan will also be proportionately reduced, as will the maximum aggregate limit on the number of shares that may be granted to any one participant under the plan. In implementing the proportionate reduction, the number of shares issuable upon exercise, settlement or vesting of outstanding equity awards will be rounded up to the nearest whole share.

Accounting.  The par value per share of Common Stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the Effective Date, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

Federal Income Taxes.  The following is a general discussion of certain federal income tax consequences of the reverse stock split. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on the current provisions of the Internal Revenue Code, as amended, and is subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the reverse stock split as it may impact them.

We believe the reverse stock split will be a tax-free recapitalization for the Company and its stockholders, and that generally, payment of cash at fair market value in lieu of fractional share interests will generally be a tax-free dividend. Stockholders in general will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, and accordingly a Common Stock in the hands of a stockholder following the reverse stock split will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the reverse stock split. A stockholder’s holding period for the Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefore.

Registration and Trading.  Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented, the affected stock will continue to trade on the NASDAQ under the same symbol it did prior to the stock split, which is “BDCO.” However, to inform the market of the reverse stock split, NASDAQ will append a suffix character, “D,” to our trading symbol for approximately 20 days following the reverse stock split.

Exchange of Stock Certificates

Upon approval of the Amendment to the Certificate, we will use the services of Securities Transfer Corporation (“STC”), our current transfer agent, as exchange agent (“Exchange Agent”) to act for stockholders in effecting the exchange of certificates. As soon as practicable after the Effective Date, the Exchange Agent will mail letters of transmittal to holders of Common Stock describing the procedures for surrendering stock certificates in exchange for cash consideration or for a new certificate representing the number of whole shares of Common Stock after the reverse stock split. In order to receive the cash consideration or new paper stock certificate, holders of Common Stock must deliver their paper stock certificates and a properly completed letter of transmittal to the Exchange Agent as directed. Upon receipt of the required documentation, the Exchange Agent will, as soon as practicable, make the appropriate cash payment and, where applicable, deliver the new paper stock certificates. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares.

Holders of paperless stock certificates will not receive a paper stock certificate. Upon delivery of a properly completed letter of transmittal to the Exchange Agent as directed, holders of paperless stock certificates will receive a new DRS statement from the Exchange Agent reflecting their new holdings. Holders of Common Stock whose shares are held by a broker or other nominee in “street name” will not receive paper or paperless stock certificates from the Exchange Agent representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures set forth by their broker or nominee.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Reservation of Rights by the Board

The Board reserves the right to abandon the adoption of the Amendment being proposed without further action by our stockholders at any time before its effectiveness, even if the proposal has been approved by the stockholders and all other conditions to such adoption have been satisfied. Although the Board does not anticipate exercising its right to abandon the amendment nor does it contemplate specific events that would trigger abandonment, the Board will defer or abandon the conversion and reverse stock split if, in its business judgment, the conversion and reverse stock split are no longer in the best interests of the Company or its stockholders. By voting in favor of the proposal, you will be expressly authorizing the Board to determine not to proceed with and abandon the conversion and reverse stock split if it should decide to do so. If the Board does not adopt the Amendment prior to the one year anniversary of the Annual Meeting, stockholder approval would be required again prior to implementing a conversion or reverse stock split.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” AN AMENDMENT TO THE CERTIFICATE FOR A REVERSE STOCK SPLIT.

(4) APPROVAL OF ISSUANCE OF THE SPA SHARES

This discussion is qualified in its entirety by reference to the SPA, which is attached to this proxy statement as Annex C, incorporated herein by reference. You should read the entire SPA carefully as it is the legal document that governs the contemplated share issuances.

Reason for the Issuance

We have sought and are continuing to seek financing to improve our financial position and provide us with working capital to fund our continuing business operations. Towards that end, our Board determined that it is in Blue Dolphin’s and our stockholders’ best interests to raise additional working capital through the private placement of: (i) Common Stock, (ii) Series A Preferred Stock, par value $0.10 per share (“Preferred Stock”) convertible into Common Stock and (iii) warrants to purchase shares of our Common Stock.

Our Common Stock is listed on the NASDAQ Capital Market, and accordingly, is subject to NASDAQ Listing Rules that, among other things, require us to seek stockholder approval for certain aspects of a private placement as described in greater detail below.

Private Placement

On April 22, 2010, pursuant to the terms of the SPA, we: (i) sold 2,000,000 shares of Common Stock at $0.50 per share for gross proceeds of $1,000,000, (ii) sold 400,000 shares of Preferred Stock at $5.00 per share for gross proceeds of $2,000,000, such shares of Preferred Stock automatically converting into Common Stock at a rate of ten (10) shares of Common Stock for every one (1) share of Preferred Stock, and (iii) issued 900,000 warrants to purchase 900,000 shares of Common Stock, of which 300,000 warrants were exercisable upon issuance. Preferred Stock designations, preferences and rights, as well as warrant expiration dates and strike prices are detailed in the SPA, which is attached to this proxy statement as Annex B.

On an aggregate basis, at the initial closing of the SPA, we issued 2,300,000 shares of Common Stock, the maximum number of shares we were allowed to sell, without stockholder approval, under NASDAQ Rule 5635(d). Subsequent to the initial closing, subject to obtaining stockholder approval in accordance with NASDAQ Rule 5635(d), we intend to issue 4,000,000 shares of Common Sock, representing the converted Preferred Stock, and 600,000 shares of Common Stock, representing the converted remaining warrants.

Under the terms of the SPA, the purchase price and delivery of the Common Stock in respect of the SPA Shares will remain in an escrow account controlled by a third party escrow agent until: (i) stockholder approval of the issuance of the SPA Shares is obtained, and (ii) Blue Dolphin regains compliance with the Listing Requirement. Such portion of the purchase price shall be returned promptly to the investor if stockholder approval of the issuance of the SPA Shares is not obtained at the Annual Meeting, or any adjournment or postponement thereof, and Blue Dolphin becomes delisted from the NASDAQ Capital Market as a result of failing to regain compliance with the Listing Requirement.

Registration

Common Stock issued pursuant to the SPA is exempt from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act.

Use of Funds

We intend to use the net proceeds from the securities issued as part of the SPA for working capital needs and general corporate purposes.

Effect of the Issuance on Current Stockholders

As the SPA Shares represent, in the aggregate on a converted basis, approximately 58% of the outstanding shares of Common Stock, pre-transaction, issuance will result in substantial dilution to existing stockholders since they will own a smaller percentage of Company’s Common Stock. In addition, issuance will provide the investor with significant interest in the Common Stock, thereby making them a beneficial owner of 5% or more of the Common Stock, which could encourage the possibility of, or render easier, certain transactions or proxy contests.

Based on information currently available, Blue Dolphin’s Board considered the possible negative impact that issuance of the SPA Shares would have on the current stockholders and concluded that any such impact would be outweighed by the positive effect on the stockholders resulting from the raising of additional capital, which is necessary to continue operations.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SPA SHARES.

(5)  TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board is not aware of any matter to be acted upon at the Annual Meeting other than those matters as described in Proposal Nos. (1) through (4), as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

COMMITTEES AND MEETINGS OF THE BOARD

Board

During 2009, the Board consisted of Dr. Benz and Messrs. Goodpasture, Kaffie, Ostbye and Siem with Mr. Siem serving as Chairman. During the fiscal year ended December 31, 2009, the Board held five (5) regular meetings and seven (7) special meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served. The Board has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

During 2009, the Audit Committee consisted of Dr. Benz and Messrs. Kaffie and Ostbye with Dr. Benz serving as Chairman. During the fiscal year ended December 31, 2009, the Audit Committee met four (4) times. The Board has affirmatively determined that all members of the Audit Committee are independent and that Dr. Benz qualifies as an Audit Committee Financial Expert. The Audit Committee’s duties include overseeing financial reporting and internal control functions and the Audit Committee’s charter is available on our website (www.blue-dolphin.com).

Compensation Committee

During 2009, the Compensation Committee consisted of Messrs. Goodpasture and Kaffie. During fiscal year ended December 31, 2009, the Compensation Committee met one (1) time. The Board has affirmatively determined that all members of the Compensation Committee are independent. The Compensation Committee does not have a charter, however, its duties are to oversee and set the Company’s compensation policies, to approve compensation of executive officers and to administer its stock incentive plan.

Nominating Committee

Given the size of the Board and that a majority of its members are independent, as defined under NASDAQ Listing Rules, the Board adopted a “Board Nomination Procedures” policy in July 2005 in lieu of appointing a standing nominating committee. The policy is used by independent members of the Board when choosing nominees to stand for election.

The Board will consider for possible nomination qualified nominees recommended by stockholders. As addressed in the “Board Nomination Procedures” policy, the manner in which independent directors evaluate nominees for director as recommended by a stockholder will be the same as that for nominees received from other sources. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company no later than February 26, 2011, for the 2011 Annual Meeting of Stockholders. The information should be sent to: Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. See “Nominations and Proposals by Stockholders for the 2011 Annual Meeting of Stockholders” in this proxy statement for more information.

The Board will continue to nominate qualified directors of whom the Board believes will make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Board also considers issues of diversity and background in its selection process, recognizing that it is desirable for its membership to have differences in viewpoints, professional experiences, educational backgrounds, skills, race, gender, age and national origin.

Director Attendance at Annual Meeting

The Company seeks to accommodate directors choosing to attend the Annual Meeting of Stockholders each year in person. In an effort to manage expenses, the Board typically holds a meeting immediately following the Annual Meeting of Stockholders. If a director is unable to attend the Board meeting in person, participation by telephone is permitted. In 2009, three (3) out of the five (5) directors attended the Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee is comprised solely of independent directors who have the requisite financial experience and expertise and meet the requirements of NASDAQ Listing Rule 5605(c) and SEC Rule 10A-3. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant requirements of the Sarbanes-Oxley Act of 2002, proposed and adopted rules of the SEC and new listing standards of the NASDAQ regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter was last amended by the Board in August 2008 and is available on our website (www.blue-dolphin.com). Although the Audit Committee Charter was reviewed in 2009, no changes to the charter were made at that time.

The Audit Committee’s primary duties and responsibilities are to:

•	assess the integrity of the Company’s financial reporting process and systems of internal control regarding accounting;

•	assess the independence and performance of the Company’s independent registered public accounting firm; and

•	provide an avenue of communication among the Company’s independent registered public accounting firm, management and the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2009 with the Company’s management and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with UHY the matters required to be discussed pursuant to PCAOB guidance related to communication with Audit Committees.

The Audit Committee received written disclosures and the letter from UHY as required by the PCAOB guidance related to communications with Audit Committees concerning independence, and the Audit Committee discussed with UHY their independence. The Audit Committee considered the non-audit services provided by UHY and determined that the services provided are compatible with maintaining UHY’s independence. The Audit Committee must pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm.

Fees paid to UHY in fiscal years ended December 31, 2009 and 2008 by the Company were as follows:

	2009	2008

Audit fees	$163,000	$128,000
Audit-related fees	12,000	13,529
Tax fees	23,000	21,288
All other fees	—	—

Total	$198,000	$162,817

Audit fees include fees related to the audit of our consolidated financial statements and review of our quarterly reports that are filed with the SEC. Audit-related fees include fees related to consultation concerning financial accounting and reporting standards for share based payments to employees and non-employees, current and deferred taxes and revenue recognition. Tax fees primarily include fees for preparation of federal and state income tax returns as well as tax planning services.

Based on discussions with management and UHY, review of the representation of management and review of the report of UHY to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited, consolidated financial statements be included in Blue Dolphin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

The Audit Committee:
Laurence N. Benz, Chairman
Harris A. Kaffie
Erik Ostbye

CORPORATE GOVERNANCE

Leadership Structure

The Company is led by Ivar Siem, who has served as Chairman of the Board since 1989 and Chief Executive Officer since 2004. Having a single leader for the Company is commonly utilized by other public companies in the United States, and we believe it has been effective for our Company as well. This leadership structure demonstrates to our employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairman, or a permanent lead director, would improve upon the performance of the Board.

Risk Oversight

Our Board is actively involved in overseeing the risk management of the Company. Presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics. Furthermore, the two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes, as well as compliance, internal control, legal and risk matters. The Compensation Committee oversees compensation policies, including the approval of compensation for our Chairman and Chief Executive Officer. We believe that the processes established to report and monitor systems for material risks applicable to the Company are appropriate and effective.

Director Independence

The Board has affirmatively determined that each of its members, with the exception of Mr. Siem, are independent and have no material relationship with the Company (either directly or indirectly or as a stockholder or officer of an organization that has a relationship with the Company), and that all members of the Audit and Compensation Committees are independent, pursuant to NASDAQ Listing and SEC rules.

Pursuant to the SPA, the independent members of the Board have also nominated Joseph V. Donahue and Geoffrey B. Sando (also each a “Director Nominee”) to serve as directors until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal. The Board has affirmatively determined that Messrs. Donahue and Sando are independent under applicable NASDAQ Listing and SEC rules related to director independence.

Code of Conduct

In July 2005, the Board adopted a code of conduct applicable to all directors, officers and employees, as set forth in the Sarbanes-Oxley Act of 2002, which is publicly available on Blue Dolphin’s website (www.blue-dolphin.com). The Code of Conduct requires all directors, officers and employees to act ethically at all times, and prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

The Audit Committee established procedures to enable anyone who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Chairman of the Audit Committee. Violations and/or concerns may be sent anonymously by mail to Laurence N. Benz (Audit Committee Chairman, Blue Dolphin Energy Company), 13000 Equity Place, Suite 105, Louisville, Kentucky 40223, via email to larry@physicaltherapist.com or such other contact information for Dr. Benz that the Company may post on its website from time to time.

Code of Ethics

In April 2003, the Board adopted a Code of Ethics policy that is applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics policy is posted on our website (www.blue-dolphin.com) and is available to any stockholder, without charge, upon written request to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Any amendments or waivers to provisions of the Code of Ethics policy will be disclosed on our website.

Communicating with the Directors

As the Board does not receive a large volume of correspondence from stockholders, the Board, at this time, does not have a formal process by which stockholders can communicate with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on our website.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Policy and Procedures

Compensation for the Company’s executive officers consists of base salary, cash bonuses and incentive awards that have historically consisted of stock options. The Company does not offer a retirement plan that provides for the payment of retirement benefits. In the event an employee of the Company retires after age 65, the non-vested portion of any stock options received expires immediately. The vested portion of any stock options received expires, to the extent not exercised, three months after retirement. The Compensation Committee has the authority to approve all forms of executive compensation based on its experience and informal consideration of compensation practices of oil and gas companies of similar size and business focus. The Compensation Committee has not used compensation consultants in the past in making its determinations. The Company believes that stock ownership by its executive officers and other employees furthers the alignment between the interests of the executive officers and other employees and the stockholders, thereby enhancing the Company’s efforts to improve stockholder returns and increase stockholder value.

The Company’s stock incentive plan provides that upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock incentive plan, adjust the outstanding options as appropriate to reflect such change of control or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock incentive plan provides that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board. Consummation of the Private Placement as set forth in the SPA will not trigger a change in control under our stock incentive plan.

The compensation of executive officers is reviewed on an annual basis, as well as when changes in responsibilities occur. The Compensation Committee may not delegate its authority to approve compensation determinations for executive officers. The Compensation Committee approves changes in compensation for Messrs. Heath and Howard based on the recommendations of Mr. Siem as principal executive officer and Chairman of the Board. The Compensation Committee determines the compensation for Mr. Siem.

Mr. Heath has a three year employment agreement with an annual base salary of $175,000. His employment with the Company began May 1, 2007. Pursuant to the terms of a letter agreement dated October 9, 2009, the initial term of his employment agreement was extended from three years to four years. If the Company terminates Mr. Heath’s employment for other than cause: (i) his base salary will be paid from the termination date through the expiration date of his employment agreement as severance and (ii) the non-vested portion of his stock options will expire immediately upon termination and the vested portion will expire, to the extent not exercised, within three months of termination. If Mr. Heath’s employment is terminated due to death or disability (i) his base salary will be paid through the end of the month of termination and (ii) the non-vested portion of his stock options will expire immediately upon termination and the vested portion will expire, to the extent not exercised, on the one year anniversary of the termination date.

Compensation for Named Executives

The following table sets forth the compensation paid to the Company’s principal executive officer and the two most highly compensated executive officers other than the principal executive officer whose annual salary exceeded

$100,000 in the fiscal year ended December 31, 2009 (collectively, the “Named Executive Officers”) for services rendered to the Company:

SUMMARY COMPENSATION TABLE

			Option
Name and Principal Position	Year	Salary	Awards(3)	Total

Ivar Siem(1)
Chairman of the Board and	2009	$100,000	$63,727	$163,727
Chief Executive Officer	2008	$100,000	$84,970	$184,970
Thomas W. Heath(2)
President, Secretary and	2009	$175,000	$161,280	$336,280
Assistant Treasurer	2008	$175,000	$161,280	$336,280
T. Scott Howard
Treasurer and	2009	$110,000	$—	$110,000
Assistant Secretary	2008	$107,500	$—	$107,500

(1)	Mr. Siem’s salary is based on part-time employment with the Company in his capacity as Chief Executive Officer.

(2)	Mr. Heath has a three year employment agreement with an annual base salary of $175,000. His employment with the Company began May 1, 2007. Pursuant to the terms of a letter agreement dated October 9, 2009, the initial term of his employment agreement was extended from three years to four years.

(3)	Represents amounts recognized for financial statement purposes for the fiscal years ended December 31, 2009 and 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments. Assumptions used in the calculation of these amounts are included in Footnote 5 to the Company’s audited, consolidated financial statements for the fiscal years ended December 31, 2009, and December 31, 2008, which are included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009, and December 31, 2008, respectively.

Compensation Risk Assessment

Our approach to compensation practices and policies applicable for non-executive employees throughout our organization is consistent with that followed for executive employees. Base pay is based on market median for each position, and bonuses and stock based incentives are based on individual and Company performance. Accordingly, we believe our practices and policies in this regard are not reasonably likely to have a materials adverse effect on our Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration
Name	- Exercisable	- Unexercisable	Price	Date

Ivar Siem	8,000	—	$6.00	5/17/2010
	100,000	—	$2.81	10/15/2013
Thomas W. Heath(1)	132,000	68,000	$2.99	5/31/2017
T. Scott Howard	4,500	—	$2.81	10/15/2017

(1)	Mr. Heath’s unexercisable options vest 100% on May 1, 2010.

Director Compensation Policy and Procedures

Directors who are also employees of the Company are not paid any fees or other compensation for services as a member of the Board or any committee of the Board. Compensation for members of the Board and committees of the Board is approved by the Board based on recommendations by Mr. Siem as principal executive officer and Chairman of the Board. As with employee stock ownership, the Company believes that stock ownership by members of the Board furthers the alignment between the interests of the directors and the stockholders, resulting in an enhancement of the Company’s efforts to improve stockholder returns and increase stockholder value.

Compensation for Non-Employee Directors

Non-employee directors are paid an annual retainer of $20,000, payable quarterly in Common Stock with the number of shares based upon the fair value on the date of payment. The shares are restricted from sale pursuant to holding periods under Rule 144 of the Securities Act, and applicable state securities laws. The Audit Committee chairman receives an additional annual retainer of $5,000 and other Audit Committee members receive an additional annual retainer of $2,500. The Audit Committee retainer is payable semi-annually in cash. No additional compensation is paid to directors serving on the Compensation Committee. Directors are entitled to be reimbursed for reasonable out-of-pocket expenses related to in-person meeting attendance.

The following table sets forth the compensation paid to non-employee directors in fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION

	Fees Earned or Paid	Stock
Name	in Cash	Awards(1)(2)	Total

Laurence N. Benz	$5,000	$20,000	$25,000
John N. Goodpasture	$—	$20,000	$20,000
Harris A. Kaffie	$2,500	$20,000	$22,500
Erik Ostbye	$2,500	$20,000	$22,500

(1)	Represents amounts recognized for financial statement purposes for the fiscal year ended December 31, 2009, in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments. Assumptions used in the calculation of these amounts are included in Footnote 5 to the Company’s audited, consolidated financial statements for the fiscal year ended December 31, 2009, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	At December 31, 2009, each non-employee director had total stock awards outstanding as follows: Dr. Benz — 79,487, Mr. Goodpasture — 72,577, Mr. Kaffie — 102,038 and Mr. Ostbye — 73,454.

Remainder of Page Intentionally Left Blank

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to the beneficial ownership for shares of Common Stock (the only class of voting security issued and outstanding) as of the Record Date by: (i) all persons and institutions known by us to be the beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the following persons having sole voting and dispositive power with respect to such shares.

	Shares Owned Beneficially
Name of Beneficial Owner	Number	Percent(1)

Columbus Petroleum Limited, Inc.(2)	911,712	7.4%
Spencer Finance Corp. and Arne Blystad(3)	842,743	6.8%
Spencer Energy AS(3)	586,743	4.8%
Harris A. Kaffie(4)	899,315	7.3%
Ivar Siem(4)	739,265	6.0%
Thomas W. Heath(4)	320,000	2.6%
Laurence N. Benz	136,748	*
Erik Ostbye	86,275	*
John N. Goodpasture	85,398	*
T. Scott Howard(4)	4,500	*
Directors and Executive Officers as a Group (7 Persons)	2,271,501	18.4%

*	Less than 1%.

(1)	Based upon 12,324,322 shares of Common Stock issued and outstanding (11,928,251 shares of Common Stock issued and outstanding as of the Record Date and 396,071 shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of the Record Date).

(2)	Based upon a Schedule 13D filed with the SEC on September 8, 2004, the address of Columbus Petroleum Limited, Inc. was Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3)	Based on a Schedule 13D filed with the SEC on April 9, 2007, Spencer Finance Corp. and Arne Blystad jointly exercise voting and investment authority over the shares owned by Spencer Finance Corp. Spencer Energy AS is a subsidiary of Spencer Finance Corp., and as such, the 586,743 shares held by Spencer Energy AS are included in the 842,743 shares controlled by Spencer Finance Corp. and Arne Blystad. The principal business address for Spencer Finance Corp., Arne Blystad and Spencer Energy AS was Haakon VII gt. 1, 0161 Oslo, Norway.

(4)	Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of the Record Date as follows: Mr. Kaffie — 83,571; Mr. Siem — 108,000; Mr. Heath — 200,000; Mr. Howard — 4,500; and all directors and executive officers as a group — 396,071.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and stockholders who own more than 10% of our Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, the Company is aware that during 2009, all of its directors, executive officers and greater than 10% stockholders complied with their Section 16(a) filing requirements, with the exception of Messrs. Goodpasture, Kaffie and Ostbye. Messrs. Goodpasture, Kaffie and Ostbye each filed one (1) late Form 4 covering a total of one (1) transaction each.

NOMINATIONS AND PROPOSALS BY STOCKHOLDERS FOR THE 2011 ANNUAL
MEETING OF STOCKHOLDERS

Nominations

The Company has tentatively set the 2011 Annual Meeting of Stockholders for May 12, 2011. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

Nominations for the 2011 Annual Meeting of Stockholders

The Company’s Certificate provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year’s annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board. Stockholders who desire to nominate persons to serve on the Board at the 2011 Annual Meeting of Stockholders must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 26, 2011. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested. (See “Nomination Procedures” in this Proxy Statement for more information.)

Proposals

There are no stockholder proposals on the agenda for the Annual Meeting. In order to be eligible for inclusion in Blue Dolphin’s proxy materials for its 2011 Annual Meeting of Stockholders, a stockholder must submit their proposals to the Company, at its principal executive office, by January   , 2011. Any stockholder who intends to submit a proposal for consideration at the Company’s 2011 Annual Meeting of Stockholders, but not for inclusion in the Company’s proxy materials, must notify the Company. Pursuant to the rules of the SEC, such notice must: (i) be received at the Company’s executive offices no later than March   , 2011 and (ii) satisfy the rules of the SEC.

WHERE YOU CAN FIND MORE INFORMATION

Blue Dolphin is subject to the informational requirements of the Exchange Act and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. Stockholders may read and copy any document Blue Dolphin files at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549 between the hours of 9:00 a.m. and 5:00 p.m. Eastern, except federal holidays and official closings. Please call the SEC at (202) 551-8090 for further information on the public reference rooms. Blue Dolphin’s SEC filings are also available to the public from the SEC’s website at www.sec.gov. Copies of filings, including those incorporated by reference in this Proxy Statement, can be obtained free of charge by contacting the Company at (713) 568-4725.

The SEC allows Blue Dolphin to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to stockholders by referring to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information

Blue Dolphin files with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC by Blue Dolphin: the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2009 and 2008.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of our Common Stock may deliver only one copy of this proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to us by telephone at (713) 568-4725, or by submitting a written request to Blue Dolphin Energy Company, 801 Travis Street, Suite 2100, Houston, Texas 77002. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

By Order of the Board

/s/  Ivar Siem
IVAR SIEM
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Houston, Texas
May   , 2010

ANNEXES

Annex A — Frequently Asked Questions (FAQs)

Annex B — Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Annex C — Stock Purchase Agreement

ANNEX A

FREQUENTLY ASKED QUESTIONS (FAQs)

The following questions and answers are presented to assist you in understanding the proposals presented as part of the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement.

General

1.	Why am I receiving this proxy statement?

You are receiving this proxy statement because you are a Blue Dolphin stockholder as of the Record Date for the Annual Meeting.

2.	When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, May 27, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.

3.	What are the proposals that will be voted on at the Annual Meeting?

You are primarily being asked to consider and vote upon proposals to: (1) elect seven directors, (2) ratify UHY as the Company’s independent registered public accounting firm, (3) approve an Amendment to our Certificate to effect a reverse stock split of the Common Stock, (4) approve the issuance of the SPA Shares to an investor pursuant to the SPA for the private placement of, in the aggregate, 6,900,000 shares of Common Stock and (5) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

4.	How many votes are required to adopt the proposal to adjourn or postpone the Annual Meeting to a later time, if necessary or appropriate, to obtain quorum or solicit additional proxies?

If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions and broker non-votes will have no effect on these matters.

5.	Who is entitled to attend and vote at the Annual Meeting?

The record date for the Annual Meeting is April 26, 2010. If you own shares of Common Stock as of the close of business on the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date there were approximately 11,928,251 shares of Common Stock issued and outstanding.

6.	How does Blue Dolphin’s Board recommend that I vote on the proposals?

Blue Dolphin’s Board has determined that each of the proposals presented in the proxy statement in the best interests of you — our stockholder — and unanimously recommends that you vote “FOR” each proposal presented in the proxy statement.

7.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.

8.	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposals, failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of the proposals.

9.	What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, including the other documents included as annexes, please vote your shares as described below. You have one vote for each share of Common Stock you own as of the record date.

10.	How do I vote if I am a stockholder of record?

You may vote by completing, signing and dating each proxy form you receive and returning it in the enclosed prepaid envelope, by using the Internet voting instructions printed on your proxy form or by appearing in person at the Annual Meeting.

If you are voting by Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the date prior to the date of the Annual Meeting. Voting by mail or the Internet will not prevent you from voting in person at the Annual Meeting. You are encouraged to submit a proxy by mail or the Internet even if you plan to attend the Annual Meeting in person to ensure that your shares of Common Stock are present in person or represented at the Annual Meeting.

11.	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee in how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the Annual Meeting if you instruct them in how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the Annual Meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the Annual Meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

12.	What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. If you are a stockholder of record and you submit a properly executed proxy form, vote via the Internet or vote in person at the Annual Meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the Annual Meeting, then your shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the Annual Meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

13.	What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy form for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy form you receive or vote via the Internet by using the different control number(s) on each proxy form.

14.	What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?

The record date for stockholders entitled to a vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Common Stock after the record date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

15.	Am I entitled to appraisal rights?

Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented for the Annual Meeting.

16.	Who can answer further questions?

For additional questions, please contact Blue Dolphin at (713) 568-4725. For assistance in submitting proxies or voting shares of Blue Dolphin Common Stock, stockholders of record should contact STC by phone at (469) 633-0101 or through their website at www.stctransfer.com. If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should contact them for additional information.

Reverse Stock Split

1.	What are the anticipated benefits of the reverse stock split?

The primary purpose of the reverse stock split is to increase our stock price sufficiently above NASDAQ’s $1.00 minimum bid price requirement for continued listing of our Common Stock. In addition, we believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock affects its acceptability to certain institutional investors, professional investors and other members of the investing public.

2.	What will be the impact of a reverse stock split?

The principal effect will be to decrease proportionately the number of outstanding shares of our Common Stock based on a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10). Subject to stockholder approval, the Board will determine the final ratio prior to September 1, 2010.

3.	What will happen to the stock price?

A reverse stock split reduces the number of shares and increases the share price proportionately. If, for example, the final ratio is determined to be 1 for 5, the number of shares would be divided by 5; the stock price would be multiplied by 5. A reverse stock split has no effect on the value of what stockholders own at the time the split is enacted. For illustrative purposes only, if our stock is trading at $0.50 with 1,000,000 shares outstanding at the close of trading the preceding day, and then a 1 for 5 reverse stock split goes into effect following the close of business on that day, the stock price would open at $2.50 per share and the shares outstanding would change to 200,000, subject to the treatment of fractional shares (discussed below).

4.	What will be the effective date?

The reverse stock split will become effective at 11:59 p.m. on the day the Secretary of State of the State of Delaware accepts filing of our Amendment to our Certificate. The effect on trading of our Common Stock on the NASDAQ will begin at the open of trading the next business day.

5.	What is the effect on registration and trading?

The reverse stock split has no impact on the registration of our stock. Our CUSIP number, however, will change on the Effective Date. Also, to inform the market of the reverse stock split, NASDAQ will append a suffix character, “D”, to our symbol for approximately 20 trading days following the reverse stock split.

6.	What is the effect on par value?

There will be no effect on the par value of our Common Stock.

7.	What is the effect on equity compensation plans?

The reverse stock split would reduce the number of shares of Common Stock authorized and available for issuance under our equity compensation plans. In addition, the number of shares represented by each outstanding stock option, whether vested or unvested, and each outstanding restricted stock award will be divided proportionately based on the final ratio. The exercise price per share for each option would be multiplied proportionately based on the final ratio.

8.	How will the reverse split be implemented?

The implementation of the reverse stock split will differ depending on whether the shares are held beneficially in “street name” or whether they are registered directly in a stockholder’s name. If you are a beneficial holder, the number of shares you hold will be adjusted by your broker to reflect the reverse stock split on the Effective Date and you generally will receive cash in your brokerage account for any resulting fractional shares, subject to your broker’s particular processes with respect to these types of transactions. If you have questions with respect to how your broker will process the reverse stock split, you should contact your broker. If you are a direct stockholder of record, in exchange for a properly completed letter of transmittal and your certificate(s) representing pre-split shares, the Exchange Agent (STC) will issue your post-split shares either in paper form on a stock certificate or electronically (or “paperless”) through the Direct Registration System (“DRS”) (which is discussed in more detail below) and send you a check for any resulting fractional shares.

9.	What if I don’t own a round number of shares? Will you issue fractional shares?

Whether shares are held beneficially or directly, we will not issue fractional shares of Common Stock to our stockholders. Instead, fractional shares will be paid at fair market value. If you are a beneficial holder, payment for the fractional shares will be deposited directly into your account with the organization that holds your shares. Each broker has its own processes for handling the cash received in exchange for fractional shares. You should contact your broker for more information. Your bank or broker should also be able to tell you when you can expect to receive payment for any fractional shares. If you are a direct holder of record, payment for the fractional shares will be made by check, sent to you directly from the Exchange Agent upon receipt of your properly completed and executed letter of transmittal and paper stock certificate(s). If you are a direct holder of record and hold a paperless certificate through DRS, you will still need to complete and return an executed letter of transmittal to the Exchange Agent. No cash payment or share entitlement will be made to any stockholder until the stockholder has surrendered his or her outstanding certificate(s), together with the completed letter of transmittal. The transmittal forms will be sent out shortly following the Effective Date of the reverse stock split. Checks will be sent approximately 5 to 7 business days after your request is received in good order. Please allow additional time for mailing.

10.	What if I cannot find my paper stock certificate(s)?

If, after trying to locate your paper stock certificate(s), you determine that some or all of your certificate(s) are lost, stolen or destroyed, follow the instructions provided in the letter of transmittal that you will receive in the mail from the Exchange Agent.

11.	What is the effect on authorized but unissued shares of Common Stock?

The total authorized number of shares of Common Stock will not change. The number of shares issued and outstanding will be reduced proportionately based on the final ratio.

12.	What if I’m a stockholder of record and I take no action?

You will not receive new, post-split shares or payment for your fractional shares until you submit your certificate(s), together with your properly completed and executed letter of transmittal, to our Exchange Agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

13.	Will I receive new paper stock certificates?

At your discretion, you can either receive a paper stock certificate or a paperless stock certificate through DRS. If you elect to receive a paperless stock certificate, you will not receive a new, post-split paper certificate in exchange for your old, pre-split paper certificate. Instead, you will receive a statement that indicates how many new, post-split shares you hold through DRS. Enclosed with your statement will be a brochure instructing you how to access your stockholder account at a secure website with STC. The book-entry system works like a bank, with our transfer agent, STC, holding the shares in your account. Each time you have a transaction with respect to your DRS shares, you will receive a new DRS statement from STC. If you need information with respect to your DRS shares, you can contact STC. For more information on DRS, visit STC’s website at www.stctransfer.com.

Private Placement

1.	What are the plans for the proceeds?

The additional capital provided through the Private Placement will be used for working capital needs and general corporate purposes. Although our primary source of cash is cash flow from operations, in the past three years we have used a portion of our cash reserves to fund working capital requirements that were not funded from operations. During 2009, we had negative cash flow from operations mainly due to low utilization of our pipeline systems and decreased production at our producing properties.

2.	How many total shares of Common Stock will be issued as part of the Private Placement?

On an aggregate basis, the SPA provides for the sale of 6,900,000 shares of Common Stock. At the initial closing of the SPA, we issued 2,300,000 shares of Common Stock, the maximum number we were allowed to sell without stockholder approval pursuant to NASDAQ listing rules. Issuance of the remaining 4,600,000 shares of Common Stock is subject to stockholder approval.

3.	How will issuance of the SPA Shares affect my ownership?

Issuance will result in substantial dilution to existing stockholders since they will own a smaller percentage of our Common Stock post-transaction.

ANNEX B

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BLUE DOLPHIN ENERGY COMPANY

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, as amended (the “DGCL”), BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST:  The name of the Corporation is Blue Dolphin Energy Company. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 27, 2009.

SECOND:  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the DGCL.

THIRD:  The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV is amended to insert the following paragraph as paragraph two of the Amended and Restated Certificate of Incorporation, such existing paragraph two of the Amended and Restated Certificate of Incorporation thereafter being paragraph three of the Amended and Restated Certificate of Incorporation:

“Effective as of the close of business on the day of filing this Certificate of Amendment with the Secretary of State of the State of Delaware, each share of the Corporation’s Common Stock (“Old Common Stock”) issued at such time shall be and hereby is automatically reclassified and changed into           of one share of Common Stock, $0.01 par value per share (“New Common Stock”), without any action by the holder and no fractional shares shall be issued pursuant to such reclassification and change. Effective as of the close of business on the day of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed for all corporate purposes to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares of Old Common Stock previously represented by the certificates was converted by virtue of the reverse stock split.”

[Signature page follows]

B-1

IN WITNESS WHEREOF, Blue Dolphin Energy Company has caused this Certificate of Amendment to be executed by Ivar Siem, its Chairman and Chief Executive Officer and by Thomas W. Heath, its Secretary on this   day of April, 2010.

BLUE DOLPHIN ENERGY COMPANY

By:
Name:     Ivar Siem

Title:	Chairman and Chief Executive Officer

By:
Name:     Thomas W. Heath

Title:	Secretary

B-2

ANNEX C

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of April 22, 2010 by and between Blue Dolphin Energy Company, a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (each, an “Investor” and collectively the “Investors”).

WHEREAS, the Investors wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement:

(i) 2,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price of $0.50 per share.

(ii) 400,000 shares of preferred stock, par value $0.10 per share, of the Company to be designated Series A Preferred Stock, and having the designations, preferences and rights described on Exhibit A attached hereto (the “Preferred Stock”) at a price of $5.00 per share.

(iii) 900,000 warrants to purchase 900,000 shares of Common Stock having expiration dates and strike prices as summarized below (the “Warrants”). The Warrants will be in the form and substance set forth in Exhibit B attached hereto, with the designations, preferences and rights described therein.

Number of Warrants	Expiration Date	Strike Price

300,000	June 30, 2011	$1.35 per share
300,000	June 30, 2012	$3.00 per share
300,000	June 30, 2013	$4.50 per share

Such shares of Common Stock, Preferred Stock, and Warrants to be purchased by the Investors pursuant to this Agreement shall be referred to herein as the “Securities”.

WHEREAS, the Company must obtain the approval of its shareholders to issue an additional 4,600,000 shares of Common Stock for conversion of the Preferred Stock and exercise of 600,000 of the Warrants;

WHEREAS, the Board of Directors of the Company intends to recommend the authorization and issuance of such additional 4,600,000 shares of Common Stock to the Company’s stockholders and to put such approval on the agenda of the next Annual Stockholders’ Meeting to be held in May, 2010;

WHEREAS, on March 16, 2010, the Company received a letter from the NASDAQ Listing Qualifications Department (“Listing Qualifications”) notifying the Company’s that its Common Stock is subject to delisting for failure to comply with Nasdaq Marketplace Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share;

WHEREAS, on March 24, 2010, the Company received a second letter from Listing Qualifications notifying the Company that it has been granted a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on May 5, 2010, to appeal the delisting determination and the Panel will make a final determination regarding delisting of the Company’s Common Stock following the hearing in writing;

WHEREAS, as a means to cure the Company’s NASDAQ minimum bid requirement deficiency, on March 16, 2010, the Company’s Board of Directors adopted, subject to stockholder approval, a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended and restated, to implement a reverse stock split of the Company’s common stock at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of Board, at any time prior to September 1, 2010;

WHEREAS, on April 24, 2010, the Company received a copy of a hearing memorandum prepared by Listing Qualifications for review by the Panel. The hearing memorandum, which is based on a review of the Company’s NASDAQ history to date and the Company’s compliance plan as submitted to the Panel, states that Listing Qualifications: (i) believes that the Company has set forth a definitive plan to regain compliance with the minimum bid price requirement and (ii) would not object to the Panel providing the Company an exception to effect the reverse stock split;

WHEREAS, the Company and the Investor desire to close the purchase and sale of the Securities in escrow pursuant to Section 2.2(c) of this Agreement; and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, “controls” or is “controlled” by or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Houston are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be 9:00 a.m., Houston time, on April 23, 2010, or such other date and time as is mutually agreed to by the Company and the Investors.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Eligible Market” means any of the New York Stock Exchange or the Nasdaq Association of Securities Dealers Automated Quotations (“NASDAQ”).

“Escrow Agent” means Securities Transfer Corporation.

“Escrow Agreement” means that certain Escrow Agreement of even date herewith, by and among the Company, the Investor and the Escrow Agent, a copy of which is attached hereto as Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” has the meaning set forth in Section 6.1(c).

“Indemnifying Party” has the meaning set forth in Section 6.1(c).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” has the meaning set forth in Section 3.1(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase Price” means three million and no/100 dollars ($3,000,000).

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144,” “Rule 415,” “Rule 424” and “Rule 430A” means Rule 144, Rule 415, Rule 424 and Rule 430A, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns voting securities having the power to elect a majority of the directors (or similar members of such corporation’s or other entity’s governing body), or otherwise direct the management and polices of such corporation or other entity.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ (or any successor thereto), any Business Day.

“Trading Market” means the NASDAQ or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transfer Agent” means Securities Transfer Corporation or any successor transfer agent for the Company.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Securities. The date and time of the Closing shall be 9:00 a.m., Houston, Texas time, on the Closing Date. The Closing shall take place at a location mutually agreeable to the parties or by electronic mail and/or facsimile. The Closing shall occur following the Escrow Agent’s receipt of Escrow Disbursement Instructions (as defined in the Escrow Agreement) signed by the Company and the Investor certifying that all the required conditions as set forth herein have been met.

2.2 Escrow Closing Deliveries.

(a) At the Closing in escrow, to be held pursuant to the terms of the Escrow Agreement (the “Escrow Closing”), each Investor shall deliver or cause to be delivered to the Escrow Agent such Investor’s portion of the aggregate Purchase Price of three million and no/100 dollars for the Securities listed next to such Investor’s name on Schedule 2.2. The Purchase Price shall be paid in United States dollars and in immediately available funds (the “Funds”), by wire transfer to the account set forth in the Escrow Agreement.

(b) At the Escrow Closing, the Company shall deliver or cause to be delivered to the Escrow Agent one or more stock certificates or warrant certificates (the “Certificates”) containing the legend expressly provided in Section 4.1 hereof, evidencing the Securities purchased by such Investor.

(c) At the Escrow Closing, the Company and the Investor shall deliver or cause to be delivered an executed Escrow Agreement.

(d) The Funds and the Certificates shall be held in escrow by the Escrow Agent for the benefit of the Company and the Investors, respectively, in accordance with the terms of the Escrow Agreement until the later of such time as (a) the Panel makes a final written determination (“Determination”), which is not subject to appeal regarding whether the Company’s common stock will be delisted from the NASDAQ Stock Market for failure to comply with NASDAQ Marketplace Rule 5550(a)(2) or (b) the expiration of the time period, if any, set forth by the Panel if the Panel grants an exception to the listing standards. If and when the Panel makes a Determination that the Company’s Common Stock will not be delisted, the Escrow Agent shall disburse the Funds to the Company and deliver the Certificates to the Investors. If and when the Panel makes a Determination that the Company’s Common Stock will be delisted, (i) the Escrow Agent shall disburse the Funds to the Investors, cancel the Certificates and deliver them to the Company and this Agreement shall become null and void and (ii) the Company will pay each Investor a break-up fee equal to the amount of interest which would have accrued on that portion of the Funds deposited by that Investor with the Escrow Agent for the Common Stock purchase price set forth in Schedule 2.2 (but not for the Preferred Stock purchase price set forth in Schedule 2.2) as if a per annum interest rate of 5% had accrued on such Funds.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary):

(a) Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on (i) the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) the Company’s ability to consummate the transactions contemplated by this Agreement on a timely basis (either of (i) or (ii), a “Material Adverse Effect”).

(b) Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, or by general principles of equity.

(c) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not,

(i) conflict with or violate any provision of the Company’s Certificate of Incorporation, as amended or its bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(d) Subsidiaries.  The Company has no Subsidiaries or any other equity interests in any other Person other than those listed on Schedule 3.1(d) hereto. Except as disclosed on Schedule 3.1(d) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(e) Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.

(f) Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date of this Agreement is set forth on Schedule 3.1(f) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed on Schedule 3.1(f) hereto, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis. As of the respective dates on which they were filed and/or amended, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated balance sheets and audited consolidated statements of income and cash flows of the Company as of December 31, 2007 and 2008 and the unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of the Company as at and for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 (as restated and including in each case any related notes and schedules thereto) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(h) Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, and except as specifically disclosed in the SEC Reports or on Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect and (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission.

(i) Absence of Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance.  Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(j) Private Placement.  Neither the Company, nor any of its Affiliates, nor any Person acting on the Company’s behalf, has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(k) Disclosure.  The Company confirms that neither it nor any officers, directors or Affiliates, has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information with respect to the Company (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement).

3.2 Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority.  If the Investor is an entity, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of the Investor. In addition, this Agreement has been duly executed and delivered by each Investor and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, or by general principles of equity.

(b) No Public Sale or Distribution; Investment Intent.  The Investor is acquiring the Securities for investment, for its own account, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present intention or arrangement to effect any sale or distribution of the Securities to or through any Person except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with applicable federal and state securities laws.

(c)  Investor Status.  At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of the Investor.  The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(f) No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) conflict with or violate the organizational documents of the Investor (if the Investor is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt, indenture or other instrument to which the Investor is a party or by which any of its property is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws) or by which any of its property or assets is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults or violations that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

(h) No Legal, Tax or Investment Advice.  The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the

Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(i) Disclosure.  The Investor confirms that, to the Investor’s knowledge, none of the Company and its officers, directors and Affiliates has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information with respect to the Company, other than the existence and terms of the issuance of Securities, as contemplated by this Agreement.

(j) Lazarus Transaction.  Investor confirms that it is aware of the ongoing negotiations of the Company with Lazarus Energy Holdings LLC relating to a possible transaction which may involve the potential issuance by the Company of Common Stock (the “Lazarus Transaction”), and Investor confirms that it has had the opportunity to ask questions of and receive answers from executive officers of the Company concerning the terms and conditions of such possible transaction and to obtain additional information relating thereto to its satisfaction.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Legend Requirements.  Each Investor agrees to the imprinting, so long as is required by this Section 4.1, of the following legend on any certificate evidencing Securities:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

Certificates evidencing Securities shall not be required to contain such legend (i) after a Transfer pursuant to a Registration Statement that is effective under the Securities Act covering the resale of such Securities, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission). Following the date on which a legend is no longer required for the Securities, the Company will no later than ten (10) Business Days following the delivery by an Investor to the Company or the Transfer Agent of a legended certificate representing such Securities and an opinion of counsel to the extent required, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from such legend.

4.2 Furnishing of Information.  As long as any Investor owns Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will use its commercially reasonable efforts to take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2.

4.3 Securities Laws Disclosure; Publicity.  Following the Closing, the Company shall issue a press release disclosing all material terms of the transactions contemplated hereby and shall, thereafter, timely file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and shall The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor.

4.4 Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Securities for working capital needs and general corporate purposes.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Investors.  The obligation of the Investors to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investors, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b) Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

5.2 Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b) Performance.  The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing.

ARTICLE VI

INDEMNIFICATIONS

6.1 Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, their officers, directors, partners, members, agents and employees, each Person who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses arising out of or based on (i) any breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement, and (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement. The indemnification obligations of the Company pursuant to this Section 6.1(a) shall terminate upon the first anniversary of the Closing Date. In addition, the Company shall not be liable to reimburse the Investor pursuant to this Section 6.1(a) unless the aggregate amount of Losses incurred by the Investor with respect to all such breaches of representations, warranties, covenants, agreements or obligations by the Company exceeds $25,000 and, provided that, the Company’s maximum aggregate indemnification obligations pursuant to this Section 6.1(a) will be limited to the amount equal to (x) the Purchase Price paid by the Investor for the Securities pursuant to Section 2.2, less all amounts paid by the Company to the Investor upon redemption of any Preferred Stock.

(b) Indemnification by Investors.  Each Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based on (i) any breach of any representation or warranty made by such Investor in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement, and (ii) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such Proceeding.

The indemnity agreements contained in this Section are in addition to any liability that an Indemnifying Party may have to an Indemnified Party.

ARTICLE VII

MISCELLANEOUS

7.1 Termination.  This Agreement may be terminated by the Company or the Investor, by written notice to the other party, if the Closing has not been consummated by April 30, 2010; provided that no such termination will affect the right of any party to sue for any breach by the other party.

7.2 Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.3 Entire Agreement.  This Agreement, together with the Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

7.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified on the Investor’s signature page prior to 5:00 p.m. (Houston time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the Investor’s signature page on a day that is not a Trading Day or later than 5:00 p.m. (Houston time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service and (d) the date of actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.5 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Each Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

7.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.1 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.9 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, COUNTY OF HARRIS.

7.10 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing, provided that the representations and warranties contained herein shall terminate on the first anniversary of the Closing Date.

7.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile page or email were an original thereof.

7.12 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever an Investor exercises a right, election, demand or option owed to the Investor by the Company under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.15 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.16 Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement or any other certificate, instrument or document delivered in connection with this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event. The Investors acknowledge that it is not anticipated that the Lazarus Transation will trigger any adjustment under this Section 7.16.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE

Attached to and made a part of the
STOCK PURCHASE AGREEMENT
dated as of April 22, 2010

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date written above.

THE COMPANY:

BLUE DOLPHIN ENERGY COMPANY

By:

Name:	Thomas W. Heath

Title:	President

Address for Notice(s):

Blue Dolphin Energy Company
801 Travis Street, Suite 2100
Houston, Texas 77002
Telephone: (713) 568-4730
Email: tom.heath@blue-dolphin.com

SIGNATURE PAGE

Attached to and made a part of the
STOCK PURCHASE AGREEMENT
dated as of April 22, 2010

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date written above.

INVESTOR:

By:

Name:	Geoffrey B. Sando

Title:	President

Address for Notice(s):

Sando Investment Corporation
13792 Solitaire Way
Irvine, California 92620

Telephone:	(949) 677-3955

Email:	geoffreysando@cox.net

EXHIBIT A

BLUE DOLPHIN ENERGY COMPANY
SERIES A PREFERRED STOCK
CERTIFICATE OF DESIGNATIONS

[SEE ATTACHED]

EXHIBIT B

BLUE DOLPHIN ENERGY COMPANY
WARRANTS

[SEE ATTACHED 6 WARRANT CERTIFICATES]

EXHIBIT C

ESCROW AGENT AGREEMENT

[SEE ATTACHED]

Schedules to Stock Purchase Agreement

Schedule 2.2.	Investor(s)
Schedule 3.1(d)	Subsidiaries
Schedule 3.1(f)	Capitalization
Schedule 3.1(h)	Material Changes

Schedule 2.2

Investor(s)

(1)	$1,000,000	2,000,000
	Purchase Price	Number of Shares — Common Stock,Par Value $0.01

Sando Investment Corporation	$2,000,000	400,000
Firm/Association Name	Purchase Price	Number of Shares — Preferred Stock, Par Value $0.10

13792 Solitaire Way	$0	900,000
Street	Purchase Price	Number of Warrants

Irvine, CA 92620
City, State & Zip

(949) 677-3955
Phone
Geoffrey B. Sando (President)
geoffreysando@cox.net
Email

Schedule 3.1(d)

Subsidiaries

List of Subsidiaries of Blue Dolphin Energy Company:

•	Blue Dolphin Exploration Company, a Delaware corporation,

•	Blue Dolphin Pipe Line Company, a Delaware corporation;

•	Blue Dolphin Services Co., a Texas corporation;

•	Blue Dolphin Petroleum Company, a Delaware corporation; and

•	Petroport, Inc., a Delaware corporation.

Schedule 3.1(f)

Capitalization

		Issued &
	Authorized	Outstanding
	Shares	Shares

Common Stock, Par Value $0.01 Per Share	100,000,000	11,928,251
Preferred Stock, Par Value $0.10 Per Shares	2,500,000	0

Total Capital Stock	102,500,000	11,928,251

Notes:

(1)	At December 31, 2009, there were a total of 424,559 shares of the Company’s common stock reserved for issuance upon exercise of outstanding options under the Company’s stock option plans.

(2)	The Company’s Board of Directors approved implementation, in their discretion, of a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10) at any time prior to September 1, 2010. Parameters of the reverse stock split will be as follows:

•	the reverse stock split will be effective on the close of business on the day a Certificate of Amendment is filed with the State of Delaware Secretary of State;

•	the total capital stock that the Company has the authority to issue shall not be adjusted as a result of the reverse stock split, such total number of authorized shares of stock remaining at 102,500,000 shares, of which 100,000,000 shares shall be common stock, par value $0.01 per share, and 2,500,000 shares shall be preferred stock, par value $0.10 per share;

•	no fractional shares shall be issued in connection with the reverse stock split, that in lieu of fractional shares that would otherwise be distributed to stockholders, such fractional shares shall be paid in cash at fair market value; and

•	upon effectiveness of the reverse stock split, the number of shares subject to each outstanding stock option granted pursuant to the Company’s stock option plan(s) shall be proportionately adjusted.

Schedule 3.1(h)

Material Changes

1.	Going Concern

The Company incurred a net loss of $4,136,892 for the year ended December 31, 2009, and a net loss of $1,966,240 for the year ended December 31, 2008. The Company has not had a profitable year since 2006. As of December 31, 2009, the Company had an accumulated deficit of $30,107,651. The Company anticipates that it will continue to incur substantial operating losses and may require additional financing in the foreseeable future. These matters raise substantial doubt as to the Company’s ability to continue as a going concern. Existing and anticipated working capital needs, lower than anticipated revenues, increased expenses or the inability to collect on an outstanding loan could all affect the Company’s ability to continue as a going concern.

As described in the report of the Company’s independent registered public accounting firm and in Note (1), Organization and Significant Accounting Policies, in the “Notes to Consolidated Financial Statements” included in the Company’s annual report on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission, these circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (“GAAP”), contemplate that the Company will continue as a going concern and do not contain any adjustments that might result if the Company was unable to continue as a going concern. This may make it more difficult for the Company to raise additional capital necessary to operate our business.

2.	Loan Receivable

On July 31, 2009, the Company issued a $2.0 million non-interest bearing loan (the “Loan”) to Lazarus Louisiana Refinery II, LLC (“LLRII” or the “Borrower”). The Loan was due on January 31, 2010. The Company agreed to forbear the Loan until June 11, 2010, provided the Borrower satisfied certain conditions set forth in the forbearance agreement. However, the Borrower was not successful in satisfying the conditions, and on April 9, 2010, the Company called on the full value of the Loan to be paid by April 13, 2010. As of the date of this disclosure, the Loan remains unpaid and is in default.

The Company has begun the process to collect on the collateral backing the Loan, including: (i) a first lien on property owned by Lazarus Environmental, LLC (“LEN”), (ii) a second lien on property owned by LLRII and (iii) a guarantee from Lazarus Energy Holdings, LLC (“LEH”). Although management believes the Loan could be paid in full at a date in the future, it is in the Company’s best interests, as well as that of its stockholders’, to reduce its exposure with respect to the loan receivable associated with the Loan.

As of December 31, 2009, the Company reserved an allowance for the entire $2.0 million balance of the Loan and expensed $1.5 million (net of $500,000 for a consulting agreement that commenced on July 1, 2009 associated with the Loan). The Company also reserved the remaining $250,000 of deferred consulting revenue and reserved against the $250,000 of previously recognized consulting revenue.

3.	NASDAQ Common Stock Listing

The Company’s common stock is currently listed on the NASDAQ Capital Market under the symbol “BDCO.” The NASDAQ’s listing requirements include a requirement that, for continued listing, an issuer’s common shares trade at a minimum bid price of $1.00 per share. This requirement is deemed breached when the bid price of an issuer’s common shares closes below $1.00 per share for 30 consecutive trading days. On September 16, 2009, the Company was notified by the NASDAQ Listing Qualifications Department (“Listing Qualifications”) that its shares failed to meet the requirement for the specified time period and they could initiate steps to delist the Company’s common stock from trading on the NASDAQ anytime after March 15, 2010, unless the Company’s closing bid price exceeds $1.00 per share for at least 10 consecutive trading days prior to that date. As a result of not regaining compliance within the specified compliance period, on March 16, 2010 Listing Qualifications notified the Company that, unless it requested a hearing before the Panel to appeal Listing Qualifications’ delisting determination, the Company’s common stock would be suspended from trading and cease being listed on the NASDAQ Capital Market on March 25, 2010. The Company timely requested, and was granted, a hearing before the Panel to appeal the delisting determination. The hearing is scheduled for May 5, 2010. The Company’s common stock will continue to be listed and traded on the NASDAQ Capital Market until the Panel renders a written decision on the matter.

As a means to cure the Company’s NASDAQ minimum bid requirement deficiency, on March 16, 2010, the Company’s Board of Directors (the “Board”) adopted, subject to stockholder approval, a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended and restated, to implement a reverse stock split of the Company’s common stock at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of Board, at any time prior to September 1, 2010.

On April 24, 2010, the Company received a copy of a hearing memorandum prepared by Listing Qualifications for review by the Panel. The hearing memorandum, which was based on a review of the Company’s NASDAQ history to date and the Company’s compliance plan as submitted to the Panel, states that Listing Qualifications: (i) believes that the Company has set forth a definitive plan to regain compliance with the minimum bid price requirement and (ii) would not object to the Panel providing the Company an exception to effect the reverse stock split.

Disclaimer:

There can be no assurance that the Company will be successful in maintaining its listing on NASDAQ or the trading market for its common stock. A delisting of the Company’s common stock from the NASDAQ could adversely affect the liquidity of the trading market for the Company’s stock and therefore the market price of the Company’s common stock. If the Panel determines to delist the Company’s common stock and the Company’s common stock is not eligible for quotation on another market or exchange, trading of the Company’s common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate quotations for the price of the Company’s common stock, and there would likely also be a reduction in the Company’s coverage by security analysts and the news media, which could cause the price of the Company’s common stock to decline further. If an active trading market for the Company’s common stock is not sustained, it will be difficult for the Company’s shareholders to sell shares of the Company’s common stock without further depressing the market price of the Company’s common stock or at all. A delisting of the Company’s common stock also could make it more difficult for the Company to obtain financing for the continuation of our operations.

Blue Dolphin Energy Company Annual Meeting of Stockholders (the “Annual Meeting”) May 27, 2010 at 10:00 a.m. Local Time 801 Travis Street, Suite 2100, Houston, Texas 77002 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Mark Votes in Blue or Black Ink Only This Proxy Form is Valid Only When Signed and Dated Below. The Board of Directors recommends a vote FOR the following proposals: 1. ELECT SEVEN DIRECTORS. Withhold Director Nominees: For Authority (01) Laurence N. Benz for any director nominee by lining (03) John N. Goodpasture through or striking out their name. (04) Harris A. Kaffie You may enter the name of a nominee (05) Erik Ostbye for director for any director nominee in which you have withheld authority (06) Geoffrey B. Sando to vote. (07) Ivar Siem 2. RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC 4. APPROVE ISSUEANCE OF 4,600,000 SHARES OF COMMON STOCK ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING PURSUANT TO A DEFINITIVE STOCK PURCHASE AGREEMENT BY DECEMBER 31, 2010. AND BETWEEN BLUE DOLPHIN AND AN INVESTOR NAMED THEREIN FOR THE PRIVATE PLACEMENT OF, IN THE For Against Abstain AGGREGATE, 6,900,000 SHARES OF COMMON STOCK. For Against Abstain 3. APPROVE AN AMENDMENT TO BLUE DOLPHIN’S 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO AMENDED AND RESTATED CERTIFICATE OF VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR OF BLUE DOLPHIN’S ISSUED AND OUTSTANDING POSTPONEMENT THEREOF. COMMON STOCK, PAR VALUE $0.01 PER SHARE, AT A RATIO WITHIN A RANGE FROM 1 FOR 5 (1:5) TO 1 FOR 10 (1:10), AT THE DISCRETION OF BLUE DOLPHIN’S BOARD OF DIRECTORS AT ANY TIME PRIOR TO SEPTEMBER 1, 2010. For Against Abstain The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, revokes all previous proxies and appoints Thomas W. Heath and T. Scott Howard, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated above, all of the shares of common stock of Blue Dolphin Energy Company held of record by the undersigned at the close of business on April 26, 2010, at the Annual Meeting and at any adjournment or postponement thereof. Date and sign the proxy form below, mark your elections above and return the proxy form in the postage-paid envelope provided. DATED: Signature IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK HERE: Signature (If Held Jointly) Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.